EXHIBIT 5.1















                                            January 27, 1994



Atwood Oceanics, Inc.
15835 Park Ten Place Drive
Houston, Texas  77084


        Re:     1990 Stock Option Plan


Gentlemen:

        We have acted as counsel for Atwood Oceanics, Inc., a Texas corporation (the "Company"), in connection with the Company's 1990 Stock Option Plan, as amended (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the shares of the Company's Common Stock, par value $1.00 per share, when issued pursuant to the Plan in accordance with the terms and provisions thereof, will be duly authorized, validly issued, fully-paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form S-8 Registration Statement filed by the Company to effect registration of the shares issued pursuant to the Plan under the Securities Act of 1933.

                                                    Very truly yours,


                                               /s/  GRIGGS & HARRISON